SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): September 3, 2002

                           Instinet Group Incorporated
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                  000-32717                13-4134098
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 (State or Other Jurisdiction    (Commission File            (IRS Employer
       of Incorporation)              Number)             Identification No.)

       3 Times Square, New York, New York                        10036
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    (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code: 212-310-9500

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On September 3, 2002, Instinet Group Incorporated ("Instinet") entered into an amendment to the Rights Agreement, dated as of May 15, 2001, by and between Instinet and Mellon Investor Services LLC, as Rights Agent ("Amendment No. 1 to the Rights Agreement") in connection with Instinet's proposed acquisition of Island Holding Company, Inc. Amendment No. 1 to the Rights Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

         On September 12, 2002, Instinet issued a press release announcing the expected closing of Instinet's proposed acquisition of Island Holding Company, Inc. and the declaration of payment of special dividend to Instinet stockholders. The press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

          Number    Description

          99.1 Amendment No. 1 to the Rights Agreement, by and between Instinet and Mellon Investor Services LLC, as Rights Agent, dated as of September 3, 2002

          99.2 Press Release of Instinet Group Incorporated issued September 12, 2002: Instinet to Complete Acquisition of Island ECN on September 20, 2002; $1.00 Per Share Dividend to be Paid to Stockholders of Record on September 19, 2002









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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                   INSTINET GROUP INCORPORATED
                                            Registrant



Date: September 12, 2002
                                   By: ____________________

                                         Mark Nienstedt
                                         Acting President and Chief Executive
                                         Officer, and Chief Financial Officer







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                                  EXHIBIT INDEX

Exhibit   Number Description
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99.1      Amendment No. 1 to the Rights Agreement, by and between Instinet and
          Mellon Investor Services LLC, as Rights Agent, dated as of September 3, 2002

99.2 Press Release of Instinet Group Incorporated issued September 12, 2002: Instinet to Complete Acquisition of Island ECN on September 20, 2002; $1.00 Per Share Dividend to be Paid to Stockholders of Record on September 19, 2002